SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 13, 2005

NBT Bancorp Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-14703	16-1268674

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

52 South Broad Street, Norwich, New York	13815

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (607) 337-2265

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On June 13, 2005, NBT Bancorp Inc. (“NBT”) and CNB Bancorp, Inc. (“CNB”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), under which CNB will merge with and into NBT, with NBT surviving the merger. Under the terms of the Merger Agreement, which has been unanimously approved by the Boards of Directors of both NBT and CNB, CNB shareholders will be given the opportunity to elect to receive either $38.00 in cash or 1.64 shares of NBT common stock for each share of CNB common stock, subject to election and proration procedures that provide, among other things, that the aggregate consideration will be 55% stock and 45% cash.

The transaction is subject to customary closing conditions, including receipt of regulatory approvals and the approval of CNB’s stockholders. A copy of the Merger Agreement is attached hereto as Exhibit 2.1, and the above summary is qualified in its entirety by reference to the Merger Agreement, which is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On June 14, 2005, NBT and CNB issued a joint press release announcing the execution of the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(a) Not Applicable.

(b) Not Applicable.

(c) Exhibits.

Exhibit No.	Description
2.1	Agreement and Plan of Merger by and between NBT Bancorp Inc. and CNB Bancorp, Inc.

99.1	Press release dated June 14, 2005.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

NBT BANCORP INC.

Date: June 14, 2005	By:	/s/ Daryl R. Forsythe

Daryl R. Forsythe
Chairman and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
2.1	Agreement and Plan of Merger by and between NBT Bancorp Inc. and CNB Bancorp, Inc.

99.1	Press release dated June 14, 2005.